Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Second Quarter Revenue Up 8.6%; Integration of Insight Pharmaceuticals Acquisition On Track

Outlook for Full Fiscal Year ’15 Reconfirmed

Tarrytown, NY-(Business Wire)-November 6, 2014--Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the second quarter and first six months of fiscal year 2015, which ended on September 30, 2014.

These results include reported second fiscal quarter revenues of $181.3 million, an increase of 8.6% over the prior year comparable period’s revenues of $166.9 million. Reported revenues for the six month period ended September 30, 2014 totaled $327.0 million, an increase of approximately 5.7% over the prior year comparable six month period’s revenues of $309.5 million. These results reflect continued strengthening in consumption levels of core over-the-counter healthcare brands, as well as the acquisitions of Insight Pharmaceuticals (Insight) and Hydralyte.

Reported income for the second fiscal quarter of $16.5 million, or $0.31 per diluted share, was 49.7% lower than the prior year comparable quarter’s results of $32.8 million or $0.63 per diluted share, primarily as a result of acquisition-related items in the second quarter.

Adjusted earnings per share for the second fiscal quarter increased 6.4% to $0.50 compared to the second quarter of the prior year’s adjusted earnings per share of $0.47. The current quarter’s adjusted earnings per share excludes acquisition and transition items related to the acquisitions of Insight and Hydralyte. The second quarter of the prior year’s adjusted earnings per share excluded items related to the acquisition of Care Pharmaceuticals (Care) and the impact of favorable changes in tax laws. The impact of the Insight acquisition on adjusted earnings per share was $0.00 for the less than one month of Insight operations included in the second fiscal quarter results.

Reported income for the first six months of fiscal 2015 was $33.2 million, or $0.63 per diluted share compared with the prior year’s comparable six month period results of $53.5 million or $1.03 per diluted share. Adjusted earnings per share for the first half of fiscal 2015 were $0.91 compared to adjusted earnings per share of $0.88 in the prior year comparable period. Adjusted earnings per share for both the fiscal 2015 six month period and the fiscal 2014 comparable period exclude the items referenced above.

Segments
Reported revenues for the North American OTC Healthcare segment were $137.6 million for the second fiscal quarter of 2015, 4.0% higher than the prior year comparable period’s revenues of $132.3 million. For the first six months of the current fiscal year, reported revenues for the North American OTC Healthcare segment were $248.0 million, a decrease of 1.3% over the prior year comparable period’s results of $251.4 million. The second fiscal quarter was impacted by the Insight acquisition as well as increased consumption among certain key core OTC brands.

Reported revenues for the International OTC Healthcare segment were $17.4 million for the second fiscal quarter of 2015, an increase of 92.0% over the prior year comparable period’s results of $9.0 million. For the first six months of the current fiscal year, reported revenues for the International OTC Healthcare segment were $31.1 million, an increase of 150.0% over the prior year comparable period’s results of $12.4 million. Both the second fiscal quarter and the six month period were impacted by revenues from the strong performance of the Care portfolio in Australia and the recent acquisition of Hydralyte.

Reported revenues for the Household Cleaning segment were $26.3 million in the second fiscal quarter of 2015, an increase of 2.7% over the prior year's second quarter results of $25.7 million. For the six month period of 2015, reported revenues for this segment were $47.9 million compared to $45.7 million in the prior year comparable period, an increase of 4.9%.

Commentary & Outlook
According to Matthew M. Mannelly, President and CEO, “We are very pleased with our second quarter and six month performance in a challenging retail operating environment. Our results for the second fiscal quarter and the first half of the fiscal year reflect strengthening consumption trends among our core OTC brands, as well as the recent acquisition of Insight and the integration of Hydralyte into the Care portfolio in Australia.”

“We closed on the acquisition of Insight in September and we are on track to meet our schedule to integrate those brands into our portfolio by the end of the fiscal year,” he said. “Brand-building investments in marketing and advertising are now in development for these newly acquired brands.”

Mr. Mannelly continued, “Following the favorable results of the fiscal year-to-date, we are reconfirming the previously provided outlook for the full fiscal year of adjusted earnings per share in the range of $1.75 to $1.85 and revenue growth of 15-18%. We recognize, however, the challenging retail environment. The Company’s financial profile remains solid and is expected to generate substantial free cash flow of approximately $150 million in fiscal 2015. These funds will be used for rapid deleveraging and building meaningful M & A capacity as we pay close attention to the opportunities arising within our industry,” he said.

Free Cash Flow and Debt Reduction
The Company's Non-GAAP Adjusted free cash flow for the second fiscal quarter was $36.5 million, an increase over the prior year comparable period’s Non-GAAP Adjusted free cash flow of $31.8 million. For the six months ended September 30, 2014, Non-GAAP Adjusted free cash flow was $68.1 million compared to the prior year six months Non-GAAP Adjusted free cash flow of $53.3 million.

At September 30, 2014, the Company’s net debt was $1.7 billion and its covenant-defined leverage ratio was approximately 5.6, reflecting the acquisition of Insight on September 3, 2014. The Company’s history of strong FCF and consistent debt repayment allows rapid de-leveraging and building M&A capacity going forward.

Q2 Conference Call, Accompanying Slide Presentation & Replay
The Company will host a conference call to review its second quarter results on November 6, 2013 at 8:30 am EDT. The toll-free dial-in numbers are 877-280-4954 within North America and 857-244-7311 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 87362413.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, and in certain international markets. Core brands include Monistat® yeast infection treatment, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," "may," "will," "would," "expect," “intend,” “estimate,” “anticipate,” “believe,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the integration of the Insight brands into our portfolio, growth in consumption of core OTC healthcare brands, brand-building investments, our expected future operating results including adjusted earnings per share, revenue growth and generation of free cash flow, and our expected use of free cash flow for rapid deleveraging and building M&A capacity. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, competition in our industry, and the success of our brand-building investments and integration of newly acquired products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2014, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and other periodic reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2014	2013	2014	2013
Revenues
Net sales	$180,005	$165,507	$324,546	$307,149
Other revenues	1,264	1,438	2,425	2,308
Total revenues	181,269	166,945	326,971	309,457

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	78,727	73,723	142,563	133,211
Gross profit	102,542	93,222	184,408	176,246

Operating Expenses
Advertising and promotion	25,044	24,547	44,140	43,228
General and administrative	27,128	11,619	44,134	23,253
Depreciation and amortization	3,852	3,294	6,813	6,562
Total operating expenses	56,024	39,460	95,087	73,043
Operating income	46,518	53,762	89,321	103,203

Other (income) expense
Interest income	(15)	(25)	(47)	(28)
Interest expense	18,208	16,464	32,893	32,372
Total other expense	18,193	16,439	32,846	32,344
Income before income taxes	28,325	37,323	56,475	70,859
Provision for income taxes	11,862	4,531	23,280	17,375
Net income	$16,463	$32,792	$33,195	$53,484

Earnings per share:
Basic	$0.32	$0.64	$0.64	$1.04
Diluted	$0.31	$0.63	$0.63	$1.03

Weighted average shares outstanding:
Basic	52,088	51,463	52,023	51,343
Diluted	52,594	52,219	52,564	52,130

Comprehensive income, net of tax:
Currency translation adjustments	(10,830)	1,122	(8,104)	1,123
Total other comprehensive (loss) income	(10,830)	1,122	(8,104)	1,123
Comprehensive income	$5,633	$33,914	$25,091	$54,607

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	September 30, 2014	March 31, 2014
Current assets
Cash and cash equivalents	$21,748	$28,331
Accounts receivable, net	98,644	65,050
Inventories	82,875	65,586
Deferred income tax assets	9,171	6,544
Prepaid expenses and other current assets	9,935	11,674
Total current assets	222,373	177,185

Property and equipment, net	12,420	9,597
Goodwill	293,993	190,911
Intangible assets, net	2,163,947	1,394,817
Other long-term assets	32,937	23,153
Total Assets	$2,725,670	$1,795,663

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long term debt	$7,200	$—
Accounts payable	58,538	48,286
Accrued interest payable	12,086	9,626
Other accrued liabilities	34,086	26,446
Total current liabilities	111,910	84,358

Long-term debt
Principal amount	1,691,400	937,500
Less unamortized discount	(6,289)	(3,086)
Long-term debt, net of unamortized discount	1,685,111	934,414

Deferred income tax liabilities	334,297	213,204
Other long-term liabilities	313	327
Total Liabilities	2,131,631	1,232,303

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 52,426 shares at September 30, 2014 and 52,021 shares at March 31, 2014	524	520
Additional paid-in capital	421,574	414,387
Treasury stock, at cost - 254 shares at September 30, 2014 and 206 shares at March 31, 2014	(3,034)	(1,431)
Accumulated other comprehensive (loss) income, net of tax	(7,365)	739
Retained earnings	182,340	149,145
Total Stockholders' Equity	594,039	563,360
Total Liabilities and Stockholders' Equity	$2,725,670	$1,795,663

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended September 30,
(In thousands)	2014	2013
Operating Activities
Net income	$33,195	$53,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,815	6,562
Deferred income taxes	11,496	4,355
Amortization of deferred financing costs	2,398	1,975
Stock-based compensation costs	3,403	2,487
Amortization of debt discount	687	798
(Gain) on sale or disposal of equipment	56	(3)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(8,363)	(5,712)
Inventories	7,264	821
Prepaid expenses and other current assets	3,114	2,619
Accounts payable	(5,647)	(1,125)
Accrued liabilities	2,640	(10,663)
Net cash provided by operating activities	57,058	55,598

Investing Activities
Purchases of property and equipment	(1,380)	(2,319)
Proceeds from the sale of property and equipment	—	3
Proceeds from sale of business	18,500	—
Acquisition of Insight Pharmaceuticals, less cash acquired	(749,666)	—
Acquisition of the Hydralyte brand	(77,991)	—
Acquisition of Care Pharmaceuticals, less cash acquired	—	(55,215)
Net cash used in investing activities	(810,537)	(57,531)

Financing Activities
Term loan borrowings	720,000	—
Term loan repayments	(25,000)	(7,500)
Repayments under revolving credit agreement	(58,500)	(35,500)
Borrowings under revolving credit agreement	124,600	50,000
Payment of deferred financing costs	(16,072)	(275)
Proceeds from exercise of stock options	2,757	5,143
Proceeds from restricted stock exercises	57	—
Excess tax benefits from share-based awards	1,030	1,350
Fair value of shares surrendered as payment of tax withholding	(1,660)	(278)
Net cash provided by financing activities	747,212	12,940

Effects of exchange rate changes on cash and cash equivalents	(316)	156
(Decrease) Increase in cash and cash equivalents	(6,583)	11,163
Cash and cash equivalents - beginning of period	28,331	15,670
Cash and cash equivalents - end of period	$21,748	$26,833

Interest paid	$27,349	$29,516
Income taxes paid	$4,716	$8,468

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended September 30, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$138,138	$17,331	$25,246	$180,715
Elimination of intersegment revenues	(710)	—	—	(710)
Third-party segment revenues	137,428	17,331	25,246	180,005
Other revenues	150	23	1,091	1,264
Total segment revenues	137,578	17,354	26,337	181,269
Cost of sales	52,185	6,595	19,947	78,727
Gross profit	85,393	10,759	6,390	102,542
Advertising and promotion	21,442	3,035	567	25,044
Contribution margin	$63,951	$7,724	$5,823	77,498
Other operating expenses				30,980
Operating income				46,518
Other expense				18,193
Income before income taxes				28,325
Provision for income taxes				11,862
Net income				$16,463

	Six Months Ended September 30, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$249,112	$31,022	$45,839	$325,973
Elimination of intersegment revenues	(1,427)	—	—	(1,427)
Third-party segment revenues	247,685	31,022	45,839	324,546
Other revenues	327	58	2,040	2,425
Total segment revenues	248,012	31,080	47,879	326,971
Cost of sales	94,526	11,679	36,358	142,563
Gross profit	153,486	19,401	11,521	184,408
Advertising and promotion	37,794	5,375	971	44,140
Contribution margin	$115,692	$14,026	$10,550	140,268
Other operating expenses				50,947
Operating income				89,321
Other expense				32,846
Income before income taxes				56,475
Provision for income taxes				23,280
Net income				$33,195

	Three Months Ended September 30, 2013
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$132,944	$9,008	$24,374	$166,326
Elimination of intersegment revenues	(819)	—	—	(819)
Third-party segment revenues	132,125	9,008	24,374	165,507
Other revenues	150	7	1,281	1,438
Total segment revenues	132,275	9,015	25,655	166,945
Cost of sales	50,987	4,338	18,398	73,723
Gross profit	81,288	4,677	7,257	93,222
Advertising and promotion	22,547	1,446	554	24,547
Contribution margin	$58,741	$3,231	$6,703	68,675
Other operating expenses				14,913
Operating income				53,762
Other expense				16,439
Income before income taxes				37,323
Provision for income taxes				4,531
Net income				$32,792

	Six Months Ended September 30, 2013
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$251,880	$12,422	$43,666	$307,968
Elimination of intersegment revenues	(819)	—	—	(819)
Third-party segment revenues	251,061	12,422	43,666	307,149
Other revenues	300	14	1,994	2,308
Total segment revenues	251,361	12,436	45,660	309,457
Cost of sales	94,533	5,803	32,875	133,211
Gross profit	156,828	6,633	12,785	176,246
Advertising and promotion	40,097	1,710	1,421	43,228
Contribution margin	$116,731	$4,923	$11,364	133,018
Other operating expenses				29,815
Operating income				103,203
Other expense				32,344
Income before income taxes				70,859
Provision for income taxes				17,375
Net income				$53,484

About Non-GAAP Financial Measures
We define Non-GAAP Total Revenues excluding acquisitions and divestitures as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, certain other legal and professional fees, and other acquisition-related costs. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin Percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted Operating Income as Operating Income minus certain other legal and professional fees, acquisition and other integration costs. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as Net Cash provided by operating activities less cash paid for capital expenditures. We define Non-GAAP Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property and equipment plus payments associated with acquisitions for integration, transition and other payments associated with acquisitions. We define Non-GAAP Contribution Margin as Gross Profit less advertising and promotional expenses. Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, and Non-GAAP Contribution Margin may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, and Non-GAAP Contribution Margin because they provide additional ways to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, and Non-GAAP Contribution Margin is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, and Non-GAAP Contribution Margin internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted

Gross Margin Percentage, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, and Non-GAAP Contribution Margin have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP Operating Income, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP. Non-GAAP Contribution Margin is reconciled in the Business Segments table immediately preceding this "About Non-GAAP Financial Measures" section.

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding acquisitions and divestitures:

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
(In thousands)
GAAP Total Revenues	$181,269	$166,945	$326,971	$309,457
Adjustments:
Care Pharma and Hydralyte revenues (1)	(5,061)	(5,429)	(12,341)	(5,429)
Insight revenues (2)	(12,659)	—	(12,659)	—
Total adjustments	(17,720)	(5,429)	(25,000)	(5,429)
Non-GAAP Total Revenues excluding acquisitions and divestitures	$163,549	$161,516	$301,971	$304,028
(1) Revenue adjustments relate to our International OTC Healthcare segment
(2) Revenue adjustments relate to our North American OTC Healthcare segment

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
(In thousands)
GAAP Total Revenues	$181,269	$166,945	$326,971	$309,457

GAAP Gross Profit	$102,542	$93,222	$184,408	$176,246
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	116	577	246	577
Inventory step-up charges associated with Insight acquisition (2)	653	—	653	—
Care acquisition related inventory costs (1)	—	407	—	407
Total adjustments	769	984	899	984
Non-GAAP Adjusted Gross Margin	$103,311	$94,206	$185,307	$177,230
Non-GAAP Adjusted Gross Margin %	57.0%	56.4%	56.7%	57.3%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
(In thousands)
GAAP Operating Income	$46,518	$53,762	$89,321	$103,203
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	116	577	246	577
Inventory step-up charges associated with Insight acquisition (2)	653	—	653	—
Care acquisition related inventory costs (1)	—	407	—	407
Legal and professional fees associated with acquisitions and divestitures (3)	8,058	85	9,857	668
Stamp/Duty Tax on Australian acquisition (3)	—	—	2,940	—
Integration, transition and other costs associated with acquisitions (3)	4,021	—	4,432	—
Total adjustments	12,848	1,069	18,128	1,652
Non-GAAP Adjusted Operating Income	$59,366	$54,831	$107,449	$104,855
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to EBITDA and Non-GAAP Adjusted EBITDA:

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
(In thousands)
GAAP Net Income	$16,463	$32,792	$33,195	$53,484
Interest expense, net	18,193	16,439	32,846	32,344
Provision for income taxes	11,862	4,531	23,280	17,375
Depreciation and amortization	3,852	3,294	6,813	6,562
Non-GAAP EBITDA:	50,370	57,056	96,134	109,765
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	116	577	246	577
Inventory step-up charges associated with Insight acquisition (2)	653	—	653	—
Care acquisition related inventory costs (1)	—	407	—	407
Legal and professional fees associated with acquisitions and divestitures (3)	8,058	85	9,857	668
Stamp/Duty Tax on Australian acquisition (3)	—	—	2,940	—
Integration, transition and other costs associated with acquisitions (3)	4,021	—	4,432	—
Total adjustments	12,848	1,069	18,128	1,652
Non-GAAP Adjusted EBITDA	$63,218	$58,125	$114,262	$111,417
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended September 30,				Six Months Ended September 30,
	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS
(In thousands)
GAAP Net Income	$16,463	$0.31	$32,792	$0.63	$33,195	$0.63	$53,484	$1.03
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	116	—	577	0.01	246	—	577	0.01
Inventory step-up charges associated with Insight acquisition (2)	653	0.01	—	—	653	0.01	—	—
Care acquisition related inventory costs (1)	—	—	407	0.01	—	—	407	0.01
Legal and professional fees associated with acquisitions and divestitures (3)	8,058	0.15	85	—	9,857	0.19	668	0.01
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	—	2,940	0.06	—	—
Integration, transition and other costs associated with acquisitions (3)	4,021	0.09	—	—	4,432	0.09	—	—
Tax impact of adjustments	(2,941)	(0.06)	(133)	(0.01)	(3,469)	(0.07)	(356)	(0.01)
Impact of state tax adjustments	—	—	(9,085)	(0.17)	—	—	(9,085)	(0.17)
Total adjustments	9,907	0.19	(8,149)	(0.16)	14,659	0.28	(7,789)	(0.15)
Non-GAAP Adjusted Net Income and Adjusted EPS	$26,370	$0.50	$24,643	$0.47	$47,854	$0.91	$45,695	$0.88
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Adjusted Non-GAAP Free Cash Flow:

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
(In thousands)
GAAP Net Income	$16,463	$32,792	$33,195	$53,484
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	11,901	3,681	24,855	16,174
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(977)	(3,673)	(992)	(14,060)
Total adjustments	10,924	8	23,863	2,114
GAAP Net cash provided by operating activities	27,387	32,800	57,058	55,598
Purchases of property and equipment	(884)	(955)	(1,380)	(2,319)
Non-GAAP Free Cash Flow	26,503	31,845	55,678	53,279
Integration, transition and other payments associated with acquisitions	10,018	—	12,417	—
Adjusted Non-GAAP Free Cash Flow	$36,521	$31,845	$68,095	$53,279

Outlook for Fiscal Year 2015:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2015 Projected EPS
	Low	High
Projected FY'15 GAAP EPS	$1.28	$1.38
Adjustments:
Integration, transition and other costs associated with acquisitions	0.47	0.47
Total Adjustments	0.47	0.47
Projected Non-GAAP Adjusted EPS	$1.75	$1.85

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2015 Projected Free Cash Flow
(In millions)
Projected FY'15 GAAP Net cash provided by operating activities	$136
Projected integration, transition and other costs associated with acquisitions	20
Additions to property and equipment for cash	(6)
Projected Non-GAAP Adjusted Free Cash Flow	$150